UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

WellCare Health Plans, Inc. (the “Company”) and WellCare Management Group, Inc., a subsidiary of the Company, entered into Amendment No. 2 (the “Amendment”), dated March 3, 2011, to the $65,000,000 Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties signatory thereto, dated May 12, 2010.  Pursuant to the terms of the Amendment the Company will be permitted to issue, and incur indebtedness under, tradable unsecured bonds in an aggregate principal amount not to exceed $112,500,000 in connection with the Stipulation and Agreement of Settlement dated December 17, 2010 among the Company and a group of five public pension funds appointed by the United States District Court for the Middle District of Florida to act as lead plaintiffs in the consolidated securities class action Eastwood Enterprises, L.L.C. v. Farha, et al., (Case No. 8:07-cv-1940-VMC-EAJ), so long as such bonds (i) mature no earlier than December 31, 2016, (ii) do not require any scheduled amortization payments prior to such date and (iii) bear interest at a rate not in excess of 6% per annum.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-described Amendment.  The above description is qualified in its entirety by reference to the complete Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 3, 2011, the Board of Directors of WellCare Health Plans, Inc. (the “Company”) approved a number of amendments to the Company’s Code of Conduct and Business Ethics (the “Code”).  Most of these amendments were technical or administrative in nature, such as clarifying the use of the word “associates” to refer to all of the Company’s employees (including executive officers), updating the manner in which associates acknowledge receipt of the Code, updating the Company’s compliance “hotline” telephone number and adding conforming references to other Company policies.  The more substantive amendments to the Code included the following:

•	Definitions of “policies” and “procedures” were added to the Code;

•	Revised the lists of bases on which the Company prohibits discrimination, and related provisions, to conform to the Company’s existing policies;

•	Revised the prohibition of firearms in the workplace to clarify that the prohibition applies to the extent permitted by law and regulation;

•	Revised the list of prohibited acts under the Code’s prohibition on insider trading to reflect updated practices; and

•
Updated provisions of the Code relating to the provisions of nominal refreshments to government employees and added a provision allowing political contributions as may be expressly permitted by Company policies.

The foregoing description does not purport to be a complete description of the above-described amendments to the Code.  The above description is qualified in its entirety by reference to the complete Code, as amended, which is available on the Company’s website at www.wellcare.com.

Item 9.01             Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibit is filed as part of this report:

10.1
Amendment No. 2, dated March 3, 2011 to the $65,000,000 Credit Agreement, dated May 12, 2010, among WellCare Health Plans, Inc., The WellCare Management Group, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc., as sole bookrunner and sole lead arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2011	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 2, dated March 3, 2011 to the $65,000,000 Credit Agreement, dated May 12, 2010, among WellCare Health Plans, Inc., The WellCare Management Group, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc., as sole bookrunner and sole lead arranger.